                                                                    Exhibit 10.9




                              EMPLOYMENT AGREEMENT


                                    between


                              UNITED SAVINGS BANK,


                        VERMONT FINANCIAL SERVICES CORP.


                                      and


                                  JAMES NEILL

                              EMPLOYMENT AGREEMENT


         AGREEMENT made as of October __, 1993, between United Savings Bank, a savings bank organized under the laws of the Commonwealth of Massachusetts ("USB"), Vermont Financial Services Corp., a corporation organized under the laws of the State of Delaware ("VFSC"; VFSC and USB are sometimes collectively referred to herein as the "Company"), and James Neill (the "Employee").

                              W I T N E S S E T H

         WHEREAS, USB is a wholly-owned subsidiary of West Mass Bankshares, Inc., a Massachusetts corporation ("MA");

         WHEREAS, pursuant to an Agreement and Plan of Reorganization dated as of August 24, 1993 (the "Reorganization Agreement") between VFSC and MA, MA will, as of the Effective Time (as such term is defined in the Reorganization Agreement), be merged with and into VFSC, with VFSC to be the surviving corporation;

         WHEREAS, it is a condition precedent to the obligations of VFSC to consummate the transactions contemplated by the Reorganization Agreement that Employee, a Senior Vice President of USB, enter into an employment agreement with USB and VFSC in a form mutually agreeable; and

         WHEREAS, USB and VFSC recognize the importance of Employee to USB and VFSC with respect to continuing the business heretofore conducted by USB; and

         WHEREAS, Employee has heretofore been involved in the conduct of the business of USB and is willing to agree to be employed by USB as hereinafter provided, all upon and subject to the terms and conditions herein provided.

         NOW, THEREFORE, in consideration of the premises, the consummation of the transactions contemplated by the Reorganization Agreement by VFSC and MA, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

         SECTION 1. Term of Employment. USB agrees to employ Employee, upon the terms set forth in this Agreement, for the period (the "Employment Term") commencing as of the Effective Time (as such term is defined in the Reorganization Agreement) until three (3) years from the Effective Time (the "Employment Termination Date") as Senior Vice President unless sooner terminated in accordance with the provisions of Section 8.

         SECTION 2. Compensation. USB agrees to pay Employee for his services during the Employment Term at an annual rate of $76,300

(the "Base Salary"), payable in accordance with the standard practices of USB, and subject to annual performance reviews and adjustments based on performance.

         SECTION 3. Office and Duties. During the Employment Term, Employee shall have the usual duties of a Senior Vice President and shall be responsible, subject to the Board of Directors of USB, for participating in the management and direction of USB's business and operations, and shall perform all duties incident to such office and shall perform such specific other tasks, consistent with his position as a senior managerial employee of USB, as may from time to time be assigned to him by the Board of Directors of USB.

         SECTION 4. Other Business Activities. Employee shall devote substantially all of his business time, labor, skill, undivided attention and best ability to the performance of his duties hereunder in a manner which will faithfully and diligently further the business and interests of USB. During the Employment Term, Employee shall not directly or indirectly pursue any other business activity, without the prior written consent of USB or VFSC, which consent shall not unreasonably be withheld, delayed or conditional if such other business activity does not involve a Proscribed Activity. Employee agrees that he will travel to whatever extent is reasonably necessary in the conduct of the business of USB and VFSC.

         SECTION 5. Expenses. Employee shall be entitled to reimbursement by USB during the Employment Term for expenses reasonably incurred by him in connection with the performance of his duties hereunder upon receipt of vouchers therefor in accordance with applicable requirements of the Internal Revenue Service and such procedures and policies as USB or VFSC may from time to time have in effect.

         SECTION 6. Vacation During Employment Term. During the Employment Term, Employee shall be entitled to such reasonable vacations as may be allowed by USB in accordance with general practices established from time to time for personnel similarly situated and shall also be entitled to all paid holidays given by USB to its personnel similarly situated.

         SECTION 7. Additional Benefits During Employment Term. Nothing herein contained shall preclude Employee, to the extent he is otherwise eligible, from participation in all group insurance programs or other employee or fringe benefit plans which USB may from time to time make available generally to its personnel, or for personnel similarly situated, but USB shall not be required to establish or maintain any such program or plan.

         SECTION 8. Termination of Employment. Notwithstanding any other provision of this Agreement, Employee's employment shall terminate or may be terminated as follows:





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                 (a)  Cause.  By USB for Cause.

                 (b) Disability. By USB in the event of Employee's Disability. Any determination made in good faith by the Board of Directors of USB shall be final and conclusive for purposes of this Section.

                 (c)  Death.  Automatically in the event of Employee's death.

                 (d) Good Reason. By Employee for Good Reason, but only if such Good Reason (i) is of a repeated nature, (ii) is non-curable, or (iii) continues for ten (10) days (or such longer period not in excess of thirty (30) days as is reasonably required to cure such breach with diligent and good faith effort) after written notice from Employee to USB specifying the Good Reason relied on for such termination.

                 (e) Expiration. Upon expiration of the term of the Agreement as provided in Section 1.

         In the event of any termination of the employment of Employee pursuant to this Section or otherwise, anything in this Agreement to the contrary notwithstanding, USB shall not be liable to Employee (or his legal representatives) except as follows:

                 A. Cause or Early Termination by Employee. If USB shall terminate Employee's employment pursuant to the provisions of Section 8(a), or if Employee shall terminate his employment other than pursuant to the provisions of Section 8(d), USB shall have no further obligations to Employee as an employee under this Agreement, except with respect to Base Salary through the date of such termination, and USB shall maintain Employee's health insurance benefits until the earlier of the end of the Employment Term or Employee's reemployment on a full-time basis.

                 B. Disability. If USB shall terminate Employee's employment pursuant to the provisions of Section 8(b), USB shall pay Employee (or his legal representatives) an amount equal to Employee's Base Salary through the date of such termination and such disability benefits as may be payable to Employee under any disability insurance carried by USB for the benefit of Employee.

                 C. Death. If Employee's employment shall terminate pursuant to the provisions of Section 8(c), USB shall pay the estate of Employee an amount equal to Employee's Base Salary through the date of such termination and any death benefits payable under any insurance purchased by USB for the benefit of Employee.

                 D. Good Reason or Early Termination by USB. If Employee shall terminate his employment pursuant to the provisions of Section 8(d), or if USB shall terminate Employee's employment other than pursuant to Sections 8(a), (b), (c) or (e), USB shall





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maintain Employee's health insurance benefits until the earlier of the end of the Employment Term or Employee's reemployment on a full-time basis and pay Employee an amount equal to two times the Employee's Average Base Salary (as hereinafter defined), such payment to be made, at the option of Employee (i) as a lump sum payment within thirty (30) days of such termination or (ii) on a biweekly, pro rata basis over the twenty-four (24) months following such termination. As used herein, the term "Average Base Salary" shall mean the average of Employee's Base Salary over the five years (or such fewer number of years that Employee has been employed by USB) immediately preceding such termination.

                 E. Expiration. If the employment of Employee shall terminate pursuant to the provisions of Section 8(e), USB shall have no further obligations to Employee as an employee under this Agreement, except with respect to Base Salary through the date of such termination, such payment to be made at the times and in the manner and amounts set forth in or agreed to pursuant to the provisions of Section 2.

                 F. Change in Control. The parties hereto hereby acknowledge that they are also parties to a letter agreement (the "Letter Agreement") dated as of the date hereof in the form attached hereto as Exhibit A and incorporated herein by reference. Notwithstanding anything to the contrary in this Agreement, after the occurrence of a Change in Control (as defined in the Letter Agreement), all benefits payable to Employee in the case of termination of Employee shall be governed by the Letter Agreement.

                 G.       Tax Withholding.  Each amount paid pursuant to this
Section 8 shall be paid after deducting such payroll and withholding deductions as are required by law.

                 H. Stock Options. Notwithstanding anything in this Agreement to the contrary, upon the termination of Employee's employment for any reason other than pursuant to Section 8(a), Employee shall have a period of twelve (12) months from the effective date of such termination within which to exercise any Eligible Stock Options (as hereinafter defined). All such Eligible Stock Options shall expire at the end of the twelve (12) month period. As used herein, the term "Eligible Stock Option" shall mean any outstanding option Employee holds for the purchase of the common stock, $1.00 par value per share, of VFSC which would otherwise be exercisable as of such date if Employee were still employed by VFSC.

         Anything in this Section or elsewhere in this Agreement to the contrary notwithstanding, the provisions of Sections 9 and 10 shall survive, in accordance with their respective terms and for the respective periods, if any, therein set forth, termination of the employment of Employee pursuant to the provisions of this Section or otherwise, whether by USB, by Employee, upon the





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expiration of the term of this Agreement in accordance with the provisions of
Section 1, or otherwise.

         SECTION 9. Confidentiality. Employee shall not, either during the period of his employment with the Company or thereafter, reveal or disclose to any person outside the Company or use for his own benefit, without the Company's specific written authorization, any Confidential Information.

         SECTION 10. Restriction. Employee agrees, provided the Company is not in material breach of this Agreement (which breach is not cured within thirty (30) days of the Company's receipt of a written notice from Employee specifying the nature of such material breach), that during the Restricted
Period:

                 (a) He will not be interested, directly or indirectly, as an investor in any other business or enterprise within the Covered Territory which is engaged in any Proscribed Activity (except as an investor in securities listed on a national securities exchange or actively traded over the counter so long as such investments are in amounts not significant as compared to his total investments and do not exceed two percent (2%) of the outstanding securities of the issuer of the same class or issue); and

                 (b) He will not, directly or indirectly, for his own account or as employee, officer, director, partner, trustee, principal, joint venturer, agent, adviser, consultant or otherwise, engage within the Covered Territory, in any phase of any Proscribed Activity.

         Employee further agrees that during the Restricted Period he will not, directly or indirectly, (i) solicit business of a nature included within the term Proscribed Activity from any person or business who is, or proposes to be, a customer of the Company, any Affiliate of the Company or any of their respective successors or assigns at the time of termination of his employment, or from any person or business with which the Company, any entity controlled by the Company or any of their respective successors or assigns is negotiating or holding discussions or to which it has made a proposal at the time of such termination, (ii) induce any such customer or business not to undertake, or to curtail or cancel business with the Company, any Affiliate of the Company or any of their respective successors or assigns, (iii) induce or attempt to induce any employee of the Company, any Affiliate of the Company or any of their respective successors or assigns to terminate his employment therewith, or (iv) divulge or utilize for the direct or indirect benefit (financial or other) of himself or any other Person, any Intellectual Property or any Confidential Information he has obtained or shall obtain as an employee of the Company, or which he may now possess and which he has made available to the Company.





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         The term "the Company" as used in this Section (and in Section 9)
shall include all subsidiaries of the Company and any other entity controlled, directly or indirectly, by the Company or any of their respective successors or assigns.

         SECTION 11. Certain Covenants. Employee represents and warrants to the Company that (a) he is not now under any obligations to any Person and has no other interest which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair, in any way, the performance by him of any of the covenants or duties of his employment as herein set forth; and (b) he is in good health and able to perform his duties and responsibilities under this Agreement.

         SECTION 12. Assignment; Successors and Assigns. Subject to the terms of the Letter Agreement attached hereto as Exhibit A, in the event that the Company shall be merged with, or consolidated into, any other corporation, or in the event that it shall sell and transfer substantially all of its assets to another corporation, the terms of this Agreement shall inure to the benefit of, and be assumed by, the corporation resulting from such merger or consolidation, or to which the Company's assets shall be sold and transferred. This Agreement shall not be assignable by Employee, but it shall be binding upon, and to the extent provided in Section 8 shall inure to the benefit of, his heirs, executors, administrators and legal representatives.

         Nothing in this Agreement expressed or implied is intended to and shall not be construed to confer upon or create in any person (other than the parties hereto and their permitted successors and assigns) any rights or remedies under or by reason of this Agreement, including without limitation any rights to enforce this Agreement, except as otherwise provided in Section 8.

         SECTION 13.  Specific Performance; Other Rights and Remedies.
Employee recognizes and agrees that the Company's remedy at law for any breach of the provisions of Sections 9 or 10 would be inadequate, and he agrees that for breach of such provisions, the Company shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Agreement, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Law. Without limiting the generality of the foregoing, in the event of a breach or threatened breach by Employee of the provisions of this Agreement, the Company shall be entitled to an injunction restraining Employee from soliciting employers, customers or suppliers, of from disclosing, in whole or in part, any Confidential Information, or from rendering any services to any Person to whom such information has been disclosed, or is threatened to be disclosed, from engaging, participating or otherwise being connection with any business described in Section 10 or from otherwise violating the terms of this Agreement. Nothing herein contained shall be construed as prohibiting the





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Company from pursuing any other remedies available to it or them for such breach or threatened breach, including without limitation the recovery of damages from Employee.

         SECTION 14. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders.

                 "AFFILIATE", when used with respect to any Person, shall mean
(i) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (ii) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly twenty percent (20%) or more on a consolidated basis of the equity or beneficial interest, (iii) any other Person which at the time owns, or has the right to acquire, directly or indirectly twenty percent (20%) or more of any class of the capital stock or beneficial interest of such Person, (iv) any executive officer or directors of such Person, and (v) when used with respect to an individual, shall include a spouse, any ancestor or descendant, or any other relative (by blood, adoption or marriage), within the third degree of such individual.

                 "AGREEMENT" is defined in the preambles of this Agreement.

                 "BASE SALARY" is defined in Section 2 of this Agreement.

                 "CAUSE" shall mean termination upon Employee's breach of any fiduciary duty involving personal dishonesty, an intentional failure to perform stated duties, incompetence, willful misconduct, or a willful violation of any law, rule, regulation or final cease-and-desist order, which violation results in a material loss to USB or VFSC, or a material breach of any provision of this Agreement. For purposes of this definition, no act, or the failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of USB or VFSC.

                 "CHANGE OF CONTROL" is defined in Exhibit A hereto.

                 "COMPANY" is defined in the preambles of this Agreement.

                 "CONFIDENTIAL INFORMATION" shall mean any and all information (excluding information in the public domain other than as a direct or indirect result of any breach by Employee of the provisions of this Section) related to the business or businesses of the Company, any entity controlled by the Company or any of their respective successors or assigns, including without limitation:





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
         (a) the whole or any portion or phase of any business plans, financial information, purchasing data, supplier or customer data, accounting data, computer programs (including source codes), or other financial information;

         (b) the whole or any portion or phase of any marketing or sales information or technique, sales records, customer lists, supplier lists, prices, sales projections or other listings of names, addresses, or telephone numbers, or other sales information;

         (c) the whole or any portion or phase of any individual employee payroll, fringe benefit, salary, bonus, commission or other form of compensation information and all individual employee personnel information; and

         (d)     Intellectual Property;

whether or not any of the foregoing has been made, developed and/or conceived by Employee or by others in the employ of the Company.

                 "COVERED TERRITORY" shall mean any geographic area or areas in Massachusetts and Vermont in which USB, VFSC or any entity controlled by USB or VFSC or any of their respective successors or assigns engages or has engaged in business activity.

                 "DISABILITY" shall mean a condition which renders Employee, in his capacity as a Senior Vice President of USB, and by reason of incapacity (mental or physical or both), unable, to properly perform his duties as a Senior Vice President of USB for a period of not less than six (6) months during any twelve (12) month period.

                 "EMPLOYEE" is defined in the preambles of this Agreement.

                 "EMPLOYMENT TERM" is defined in Section 1 of this Agreement.

                 "GOOD REASON" shall mean:

         (a) the assignment to Employee of any duties inconsistent in any material respect with his position, authority, duties or responsibilities as contemplated in Section 3 of this Agreement or any other action by USB which results in a diminution, in any material respect, in such position, authority, duties, or responsibilities; or

         (b) a material reduction in Employee's Base Salary or the extent of Employee's entitlement to the employee benefits, expenses, fringe benefits or perquisites referred to in this Agreement, the result of which is to place Employee in a less materially favorable position as to such participation or entitlement, relative to





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
                 Employee's immediate subordinate, than Employee enjoyed prior to such reduction; or

         (c) any other failure by USB to comply in any material respect with any material provision of this Agreement.

                 "INTELLECTUAL PROPERTY" shall mean any and all research, information, inventions, designs, procedures, developments, discoveries, improvements, patents and applications therefor, trademarks and applications therefor, copyrights and applications therefor, trade secrets, drawing, plans, systems, methods, specifications, and all other manufacturing, engineering, technical, research and development data and know-how made, conceived, developed and/or acquired by Employee solely or jointly with others during the Employment Term or within one (1) year thereafter, which relate to the manufacture, production or processing of any products developed or sold by USB or VFSC during the term of this Agreement or which are within the scope of or usable in connection with the business of USB or VFSC as it may, from time to time, hereafter be conducted or proposed to be conducted.

                 "MA" is defined in the preambles to this Agreement.

                 "PERSON" shall mean any individual or any Entity. "ENTITY" shall mean any corporation, unincorporated association, partnership, business trust, trust, joint stock company, joint venture or other organization, entity or business, or any governmental authority.

                 "PROSCRIBED ACTIVITY" shall mean the banking and financial service businesses engaged in by the Company or any entity controlled by the Company or any of their respective successors or assigns, from time to time or at any time during the Employment Term (or, if termination of employment occurs before the expiration of the term of employment hereunder, then such time period prior to such termination). Anything in this definition to the contrary notwithstanding, the purpose and intent of the restrictions of this Agreement which relate to Proscribed Activities are intended to protect the Company from losing revenue or income from its sales and services relating to banking and financial services by the deliberate or intentional actions of the Employee if, during the applicable Restricted Period, he joins, forms, becomes an employee of or otherwise affiliated with, or acts as a consultant or agent for, any other Person that is a competitor of the Company.

                 "REORGANIZATION AGREEMENT" is defined in the preambles to this Agreement.

                 "RESTRICTED PERIOD" shall mean the period commencing as of the Effective Time and ending on the first anniversary of the termination of the Employment Term.





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                 "USB" is defined in the preambles to this Agreement.

                 "VFSC" is defined in the preambles to this Agreement.

         SECTION 15. Expenses. Each party shall pay its own expenses incident to the negotiation, preparation, performance and enforcement of this Agreement (including all fees and expenses of its counsel, accountants and other consultants, advisors and representatives for all activities of such persons undertaken pursuant to this Agreement), except to the extent, if any, otherwise specifically set forth in this Agreement.

         SECTION 16. Entire Agreement. This Agreement and all Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, covenants, promises, conditions, understandings, inducements, representations and negotiations, expressed or implied, oral or written, between them as to such subject matter, including, without limitation, that certain Employment Agreement between West Mass Bankshares, Inc., USB and Employee dated November 13, 1986.

         SECTION 17. Waivers; Amendments. Anything in this Agreement to the contrary notwithstanding, amendments to and modifications of this Agreement may be made, required consents and approvals may be granted, compliance with any term, covenant, agreement, condition or other provision set forth herein may be omitted or waived, either generally or in a particular instance and either retroactively or prospectively with, but only with, the written consent of the party entitled to the benefit thereof.

         SECTION 18. Notices. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (a) mailed by first-class or express mail, postage prepaid, (b) sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or (c) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:


         If to Employee:

                 Mr. James Neill
                 c/o United Savings Bank
                 45 Federal Street
                 Greenfield, Massachusetts 01310

                          Facsimile:  (413) 774-4807





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
           with a copy to:

                 Muldoon, Murphy & Faucette
                 5101 Wisconsin Avenue, N.W.
                 Washington, D.C. 20016

                      Attention:  John J. Gorman, Esquire

                           Facsimile:  (202) 363-5068


         If to USB or VFSC:

                 Vermont Financial Services Corp.
                 100 Main Street
                 Brattleboro, Vermont 05301

                      Attention:  John D. Hashagen, Jr., President

                           Facsimile:  (802) 254-4472


           with a copy to:

                 Sullivan & Worcester
                 One Post Office Square
                 Boston, Massachusetts 02109

                      Attention:  Christopher Cabot, Esquire

                           Facsimile:  (617) 338-2880


or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

         SECTION 19. Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would





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
be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         SECTION 20. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

         SECTION 21. Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         SECTION 22. Certain Terminology. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

         SECTION 23. Further Acts. Each party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such agreements, assignments, instruments, other documents and assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

         SECTION 24. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall, subject to the provisions of Section 13, be settled by arbitration in accordance with the then existing rules of the American Arbitration Association before a panel of three
(3) arbitrators in Brattleboro, Vermont and the parties hereto agree that any judgment, settlement or award rendered by such arbitrators shall be a final and binding determination as to such matter or matters and may be entered in any court having jurisdiction thereof. The Company and Employee shall share the costs of such arbitration equally; provided, however, that if the result of such arbitration is to resolve the dispute subject thereto in favor of Employee, then the Company shall reimburse Employee for reasonable fees and expenses incurred by him in connection with such arbitration.

         SECTION 25. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the applicable laws of the United States of America and the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.





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
         SECTION 26. Termination of Reorganization Agreement. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall terminate in full and be deemed null and void ab initio if the Reorganization Agreement is terminated prior to the Effective Time (as defined therein) in accordance with its terms.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

                                     VERMONT FINANCIAL SERVICES CORP.


                                     By: /s/ J. D. Hashagen, Jr.
                                        ---------------------------------------
                                        Name:  J. D. Hashagen, Jr.
                                        Title: President


                                     UNITED SAVINGS BANK


                                     By: /s/ Francis L. Lemay
                                        ---------------------------------------
                                        Name:  Francis L. Lemay
                                        Title: President



                                     /s/ James A. Neill
                                     -----------------------------------------
                                     James Neill





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



                                                                       EXHIBIT A


                              UNITED SAVINGS BANK
                               45 FEDERAL STREET
                        GREENFIELD, MASSACHUSETTS 01301




                                October 19, 1993



Mr. James Neill
c/o United Savings Bank
45 Federal Street
Greenfield, MA 01310

Dear Mr. Neill:


         This letter agreement is executed in anticipation of the merger of West Mass Bankshares, Inc. ("WMBS"), with and into Vermont Financial Services Corp. (VFSC" or "Parent"), pursuant to the terms of a certain Agreement and Plan of Reorganization dated as of August 24, 1993 by and between WMBS and VFSC (the "Merger Agreement"). Pursuant to the Merger Agreement, at the Effective Time as defined therein, United Savings Bank, a wholly owned subsidiary of WMBS, will become the wholly owned subsidiary of VFSC. This letter agreement is as of the date first written above and its terms shall be effective from and after the Effective Time as defined in the Merger Agreement. Prior to the Effective Time, it may not be terminated except upon the termination of the Merger Agreement in accordance with its terms.

         United Savings Bank (the "Bank") considers it essential to its best interests to foster the continuous employment of key management personnel. In this connection, the Bank recognizes that, as is the case with many publicly held businesses and their subsidiaries, the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the business and its stockholders.

         The Bank has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the management of the Bank, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change of control, although no such change is now contemplated.

         In order to induce you to remain in the employ of the Bank and in consideration of your agreement set forth in Subsection 2(ii) hereof, the Bank agrees that you shall receive the severance benefits set forth in this letter agreement (the "Agreement") in the event your employment is terminated subsequent to a "change in control" (as defined in Section 2 hereof) under the circumstances described below. When used herein, the term "Employer" shall mean the Bank.

         1. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect through January 31, 1995; provided, however, that commencing on January 31, 1993 and each January 31 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, at least two years and thirty (30) days prior to the then scheduled termination of this Agreement, the Bank shall have given notice that it does not wish to extend this Agreement; provided, further, if a change in control (as defined in Subsection 2(i) hereof) shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of thirty-six (36) months beyond the month in which such change in control occurred.

         2.      Change in Control.

                 (i) No benefits shall be payable hereunder unless there shall have been a change in control of either Parent or the Bank, as set forth below. For purposes of this Agreement, a "change in control" shall be deemed to have occurred if:

                 (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Bank holding securities in a fiduciary capacity or a trustee or other fiduciary holding securities under an employee benefit plan of the Bank, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Parent or the Bank representing 25% or more of the combined voting power of the then outstanding securities of Parent or the Bank, as the case may be; or

                 (B) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of either Parent or the Bank and any new director (other than a director designated by a person who has entered into an agreement with Parent or the Bank to effect a transaction described in clause (A) or
         (C) of this Subsection) whose election by such Board or nomination for election by the stockholders of Parent or the Bank, as the case may be, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of such Board; or

                 (C) the stockholders of Parent or the Bank approve a merger or consolidation of Parent or the Bank, as the case may be, with any other corporation, other than a merger or consolidation which would result in the voting securities of Parent or the Bank, as the case may be, outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation, or the stockholders of Parent or the Bank, as the case may be, approve an agreement for the sale or disposition of all or substantially all the assets of Parent or the Bank, as the case may be. The merger of Parent with another corporation effected for the purpose of reincorporating in another jurisdiction shall not constitute a change of control hereunder, neither shall the merger of Parent with the Bank.

                 (ii) For purposes of this Agreement, a "potential change in control" shall be deemed to have occurred if:

                 (A) Parent or the Bank enters into an agreement, the consummation of which would result in the occurrence of a change in control of Parent or the Bank;

                 (B) any person (including Parent or the Bank) publicly announces an intention to take or to consider taking actions which if consummated would constitute a change in control of Parent or the Bank;

                 (C) any person, other than the Bank holding securities in a fiduciary capacity or a trustee or other fiduciary holding securities under an employee benefit plan of Parent or the Bank, who is or becomes the beneficial owner, directly or indirectly, of securities of Parent or the Bank representing 5% or more of the combined voting power of the then outstanding securities of Parent or the Bank, as the case may be, increases its beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof; or

                 (D) the Board of Parent or the Bank adopts a resolution to the effect that, for purposes of this Agreement, a potential change in control has occurred.

You agree that, subject to the terms and conditions of this Agreement, in the event of a potential change in control, you will remain in the employ of the Employer until the earliest of (i) a date which is six (6) months from the occurrence of such potential change in control, (ii) the termination by you of your employment by reason of Disability or Retirement (at your normal retirement age), as defined in Subsection 3(i), or (iii) the occurrence of a change in control of Parent or the Bank.

         3. Termination Following Change in Control. If any of the events described in Subsection 2(i) hereof constituting a change in control shall have occurred, you shall be entitled to the benefits provided in Subsection 4(iii) hereof upon the subsequent termination of your employment with the Bank during the term of this Agreement unless such termination is (A) because of your death, Disability or Retirement, (B) for Cause, or (C) by you other than for Good Reason.

                 (i) Disability; Retirement. Your employment may be terminated for "Disability" in accordance with the Employer's disability policy as in effect from time to time; provided that no discharge for Disability shall occur unless as a result of your incapacity due to physical or mental illness you shall have been absent from the full-time performance of your duties with the Employer for six (6) consecutive months, and within thirty (30) days after written notice of termination is given you shall not have returned to the full-time performance of your duties. Termination by the Employer or you of your employment based on "Retirement" shall mean termination in accordance with the Employer's retirement policy generally applicable to its salaried employees or in accordance with any retirement arrangement established with your consent with respect to you.

                 (ii) Cause. Termination by the Employer of your employment for "Cause" shall mean termination upon

                 (A) the willful and continued failure by you to substantially perform your duties with the Employer (other than (i) any such failure resulting from your incapacity due to physical or mental illness, or (ii) any such actual or anticipated failure after the issuance of a Notice of Termination by you for Good Reason, as defined in Subsections 3(iv) and 3(iii), respectively) after (a) a written demand for substantial performance is delivered to you by the Board of the Employer, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties, and (b) you have been afforded a reasonable opportunity to dispute any assertions of nonperformance, or

                 (B) the willful engaging by you in conduct which is demonstrably and materially injurious to the Employer, monetarily or otherwise.

For purposes of this Subsection, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Employer. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board of the Employer at a meeting of such Board called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before such Board), finding that in the good faith opinion of such Board you were guilty of conduct set forth above in clauses (A) or (B) of the first sentence of this Subsection and specifying the particulars thereof in detail.

                 (iii) Good Reason. After a change in control defined in Subsection 2(i) hereof, you shall be entitled to the benefits provided in Subsection 4(iii) hereof, if you terminate your employment with the Employer for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without your express written consent, the occurrence after a change in control of Parent or the Bank of any of the following circumstances unless, in the case of paragraphs (A), (E), (F), (G) or (H), such circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination, as defined in Subsections 3(v) and 3(iv), respectively, given in respect thereof:

                 (A) the assignment to you of any duties inconsistent with your status as a senior executive officer of the Employer or a substantial adverse alteration in the nature or status of your responsibilities from those in effect immediately prior to the change in control;

                 (B) a reduction in your annual base salary as in effect on the date hereof or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all senior executives of Parent and the Bank and all senior executives of any person in control of Parent or the Bank;

                 (C) the Employer's requiring you to be based anywhere other than Parent's or the Bank's principal executive offices wherever located in Vermont or Massachusetts from time to time, except for (i) transfers in connection with a demonstrable promotion and (ii) required travel substantially consistent with your present business travel obligations or in connection with a demonstrable promotion;

                 (D) the failure by the Employer without your consent to pay to you any portion of your current compensation, except pursuant to an across-the-board compensation deferral similarly affecting all senior executives of Parent and the Bank and all senior executives of any person in control of Parent or the Bank, or to pay to you any portion of an installment of deferred compensation under any deferred compensation program, within seven (7) days of the date such compensation is due;

                 (E) (i) the failure by the Employer to continue in effect any compensation plan in which you participate immediately prior to the change in control which is material to your total compensation, including but not limited to Parent's Officers Nonqualified Stock Option Plan, Employee Stock Purchase Plan, Profit Sharing Plan and Retirement Plan, or any substitute plans adopted prior to the change in control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan or plans) has been made with respect to such plans in connection with the change in control, or (ii) the failure by the Employer to continue your participation therein (or in such substitute or alternative plan or plans) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed at the time of the change in control;

                 (F) the failure by the Employer to continue to provide you with benefits substantially similar to those enjoyed by you under any pension, life insurance, medical, health and accident, or disability plans in which you were participating at the time of the change in control, the taking of any action which would directly or indirectly materially reduce any of such benefits or deprive you of any material fringe benefit enjoyed by you at the time of the change in control, or the failure to provide you with the number of paid vacation days to which you are entitled on the basis of years of service in accordance with normal vacation policy in effect at the time of the change in control;

                 (G) the failure of the Employer to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 5 hereof; or

                 (H) any purported termination of your employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (iv) below (and, if applicable, the requirements of Subsection (ii) above); for purposes of this Agreement, no such purported termination shall be effective.

Your right to terminate your employment pursuant to this Subsection shall not be affected by your incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.

                 (iv) Notice of Termination. Any purported termination of your employment by the Employer or by you shall be communicated by written Notice of Termination to the other parties hereto in accordance with Section 6 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

                 (v) Date of Termination, Etc. "Date of Termination" shall mean (A) if your employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such thirty (30) day period), and (B) if your employment is terminated pursuant to Subsection (ii) or (iii) above or for any other reason (other than Disability), the date specified in the Notice of Termination (which, in the case of a termination pursuant to Subsection (ii) above shall not be less than thirty (30) days, and in the case of a termination pursuant to Subsection (iii) above shall not be less than fifteen (15) nor more than sixty (60) days, respectively, from the date such Notice of Termination is given); provided that if within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this proviso), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. In the event of the pendency of any such dispute, the Employer will suspend your salary payments but will continue you as a participant in all benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection. Amounts paid under this Subsection are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

        4. Compensation Upon Termination or During Disability. Following a change in control, as defined by Subsection 2(i), upon termination of your employment or during a period of disability you shall be entitled to the following benefits:

                 (i) During any period that you fail to perform your full-time duties with the Employer as a result of incapacity due to physical or mental illness, you shall continue to receive your base salary at the rate in effect at the commencement of any such period, together with all compensation payable to you under the Profit Sharing Plan or other similar plans in effect during such period, until this Agreement is terminated pursuant to Section 3(i) hereof. Thereafter, or in the event your employment shall be terminated by the Employer or by you for Retirement, or by reason of your death, your benefits shall be determined under the Employer's retirement, insurance and other compensation programs.

                 (ii) If your employment shall be terminated by the Employer for Cause or by you other than for Good Reason, Disability, death or Retirement, the Employer shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan at the time such payments are due, and Parent and the Bank shall have no further obligations to you under this Agreement.

                 (iii) If your employment shall be terminated (a) by the Bank other than for Cause, Retirement or Disability or (b) by you for Good Reason, then you shall be entitled to the benefits provided below:

                 (A) The Employer shall pay you your full base salary (net of all required withholdings, if any) through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation plan of the Employer, at the time such payments are due, except as otherwise provided below.

                 (B) In lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Employer shall pay you as severance an aggregate amount equal to 200% of your annual base salary in effect immediately prior to the occurrence of the circumstance giving rise to the Notice of Termination given in respect thereof, such amount to be paid out in equal, consecutive biweekly installments commencing two weeks after the Date of Termination, except as provided in paragraph (F) below.

                 (C) In lieu of shares of common stock of Parent ("Parent Shares") issuable upon exercise of outstanding options ("Options"), if any, granted to you under Parent's Officers Nonqualified Stock Option Plan or other similar plan (which Options shall be cancelled upon the making of the payment referred to below), you shall receive an amount in cash equal to the product of (i) the excess of the higher of the mean of the bid and the asked price of Parent Shares as reported on the National Association of Securities Dealers Automated Quotation system ("NASDAQ") on or nearest the Date of Termination or the highest per share price for

         Parent Shares actually paid in connection with any change in control, over the per share exercise price of each Option held by you (whether or not then fully exercisable), times (ii) the number of Parent Shares covered by each such option.

                 (D) The payment provided for in paragraph (C) above shall be made not later than the fifth day following the Date of Termination, provided, however, that if the amounts of such payments cannot be finally determined on or before such day, you shall be paid on such day an estimate, as determined in good faith, of the minimum amount of such payments, the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Internal Revenue Code of 1986, as amended) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan to you, payable on the fifth day after demand (together with interest at the rate hereinabove provided).

                 (E) The Employer also shall pay to you 50% of all legal fees and expenses incurred by you as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to any payment or benefit provided hereunder). Such payments shall be made at the later of the times specified in paragraph (D) above, or within five
         (5) days after your request for payment accompanied with such evidence of fees and expenses incurred as the Employer reasonably may require.

                 (F) The severance payments provided for in paragraph (B) above shall be reduced, as provided hereinbelow, in the event that, during the period in which you otherwise would be entitled to receive installments of such payments, you directly or indirectly serve as an officer, employee, director, agent, partner or consultant of, or otherwise participate in the management, operation or control of, any commercial or savings banking institution, or any entity which controls any such institution, which does business in the states of Massachusetts or Vermont. The provisions of this paragraph (F) shall not apply in any instance (i) in which the services or activities performed by you which would otherwise result in a reduction of severance benefits are performed substantially outside of the State of Vermont, or (ii) in which your sole connection with such commercial or savings banking institution, or entity which controls such institution, consists of your ownership of less than five percent (5%) of the outstanding voting securities thereof. If an event described in the first sentence of this paragraph (F) occurs prior to your receipt of one-half of the severance payments provided for in paragraph (B) above, such severance payments shall cease upon the payment of one-half thereof. If such event occurs after your receipt of one-half of such severance payments, you shall be entitled to no further severance payments; provided, however, that there shall be no reduction in severance benefits if within thirty (30) days of your notification from the Employer that an event has occurred which would result in a reduction of severance payments as hereinabove provided (or the Employer's cessation of such payments without prior notification), you either sever the relationship which gives rise to such reduction of severance payments or demonstrate to the reasonable satisfaction of the Board of the Employer that no reduction of severance payments is warranted.

                 (G) The Employer also shall reimburse you for the reasonable fee of a professional out-placement service selected by you within 90 days after termination of your employment.

                 (iv) If your employment shall be terminated (A) by the Employer other than for Cause, Retirement or Disability or (B) by you for Good Reason, then the Employer shall arrange to provide you with life, disability, accident, health and dental insurance benefits substantially similar to those which you are receiving immediately prior to the Notice of Termination, such benefits to continue for so long as you are entitled to receive severance payments pursuant to Subsection 4(iii)(B) above; provided, however, that each such aforesaid category of benefits shall cease to be provided by the Employer upon your becoming eligible to receive benefits substantially similar to such category of benefits from another employer.

                 (v) You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this
Section 4 be reduced by any compensation earned by you as the result of employment by another Employer, by retirement benefits, by offset against any amount claimed to be owed by you to Parent or the Bank, or otherwise, except as specifically provided in this Section 4.

                 (vi) In addition to all other amounts payable to you under this Section 4, you shall be entitled to receive all benefits payable to you under the Employer's Pension Plan, Profit Sharing Plan and any other plan or agreement relating to retirement benefits.

         5.      Successors; Binding Agreement.

                 (i) The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business and/or assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent as if no such succession had taken place. Failure of the Bank to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation in the same amount and on the same terms as you would be entitled to hereunder if you terminate your employment for Good Reason following a change in control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Bank" shall mean the Bank as hereinbefore defined and any successor to the business and/or assets of the Bank as aforesaid which successor assumes and agrees to perform this Agreement by operation of law, or otherwise.

                 (ii) This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

         6. Notice. For the purpose of this Agreement, notices and all other communications provided for in the agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         7. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer or officers as may be specifically designated by the Boards. No waiver by a party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by another party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Vermont. All references to sections of the Exchange

Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Bank under Section 4 shall survive the expiration of the term of this Agreement.

         8. Validity. The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         10. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the city or town of Parent's principal place of business as hereinbelow provided. If a dispute or controversy hereunder arises and, within thirty (30) days of each party's written notice thereof, such dispute or controversy has not been resolved by mutual accord, then such dispute or controversy shall be conclusively determined by three arbitrators, one arbitrator being selected by you, one arbitrator being selected by the Employer and the third being selected by the two arbitrators so selected. In the event of their inability to agree on the selection of a third arbitrator, the third arbitrator shall be designated in accordance with the rules of the American Arbitrator Association then in effect. In the event that within ten (10) business days after the above-referenced 30-day period expires without resolution of any dispute or controversy by mutual accord any party shall not have selected its arbitrator and given written notice thereof to the other party, such arbitrator shall be selected in accordance with the rules of the American Arbitration Association as then in effect. All determinations made by the arbitrators selected pursuant to the provisions of this Section shall be by majority vote and shall be final. Notice of any such determination shall be forthwith given to each party. Upon the conclusion of the arbitration, the arbitrators shall allocate the costs of arbitration as follows: the Employer shall pay all the fees and expenses of such arbitration, except that you shall pay the portion of your legal fees specified in Subsection 4(iii)(E) above and the fees and expenses of the arbitrator selected by you. Judgment may be entered on the arbitrators' award in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance of your right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

         If this letter sets forth our agreement on the subject matter hereof, kindly sign and return the enclosed copy of this letter which will then constitute our agreement on this subject.

Sincerely,

                                        UNITED SAVINGS BANK


                                        By: /s/ Francis L. Lemay
                                        --------------------------
                                        Name:  Francis L. Lemay
                                        Title: President

Agreed to this 19th day
of October, 1993

/s/ James Neill
- -----------------
James Neill